                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                        HEALTHDYNE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                     EXHIBIT 46


                         (HEALTHDYNE TECHNOLOGIES LOGO)


                                                                   June 11, 1997



Dear Fellow Shareholder:



     For about six months, Invacare Corporation has been trying to take control of your Company by making tender offers for your shares. Invacare started at $12.50 per share, then went to $13 and then to $13.50. Now, Invacare has made what it calls its "best and final" offer for your shares -- $15 per share.



                             $15 IS STILL TOO LOW!



     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY REJECTED INVACARE'S $15 PER SHARE OFFER AS GROSSLY INADEQUATE AND NOT REFLECTIVE OF THE TRUE VALUE OF YOUR COMPANY. The Board reached this decision after careful consideration and after receiving an extensive presentation and advice from Cowen & Company, our financial advisors.



     In rejecting Invacare's latest offer, the Board considered a variety of factors, including the opinion of Cowen & Company that the $15 per share price offered by Invacare is grossly inadequate. After reviewing the progress Healthdyne Technologies is making on its strategic plan and receiving input from the Company's financial advisors, the Board feels that Invacare's increased offer has failed to keep up with Healthdyne Technologies' exceptional performance and does not reflect an acquisition premium. Healthdyne Technologies' stock has traded within this range in the last year even prior to the announcement of its new strategic plan. Your Board believes that $15 is still too low and does not represent the fair value of your Company.



     INDEPENDENT SECURITIES ANALYSTS WHO FOLLOW HEALTHDYNE TECHNOLOGIES HAVE COME TO THE SAME CONCLUSION.(1)



          "Given how strong Healthdyne's business has been over the past five months, our valuation analysis indicates that $15 is still too low a price for Healthdyne."



     Dillon, Read & Co. Inc., First Call, June 4, 1997.



          "Invacare's latest [$15] bid has touched the low end of our target takeout valuation but does not fully reflect a strong pipeline of new products and improved fundamentals, in our opinion."



     Tucker Anthony, First Call, June 4, 1997.



                           DO NOT TENDER TO INVACARE!



     Invacare will not be able to buy any of your Healthdyne Technologies shares until July 30, 1997 at the earliest. There is no need to decide whether to tender your shares at this time. If you have already tendered, we urge you to withdraw your tender.


---------------


     (1)Permission for use of analysts' quotes was sought and granted.


                                     (LOGO)

     Healthdyne Technologies plans to publicly announce its results for the second quarter of 1997 by mid-July. Please wait and review those results. Then, DECIDE FOR YOURSELF WHETHER YOU AGREE WITH YOUR BOARD'S CONCLUSION THAT $15 IS TOO LOW A PRICE FOR YOUR COMPANY.



     Attached hereto is an amendment to Healthdyne Technologies' Schedule 14D-9, which sets forth in more detail the factors considered by your Board of Directors. We urge you to read it carefully and in its entirety so that you will be fully informed as to the Board's recommendation.



     We appreciate your continued interest and support.



                                   Sincerely,



/s/ Craig B. Reynolds                          /s/ Parker H. Petit
Craig B. Reynolds                              Parker H. Petit
President and Chief Executive Officer          Chairman of the Board



     If you have already tendered your shares to Invacare and wish to change your mind, you can withdraw your shares at any time on or before the expiration of the tender offer. For information on withdrawing your shares, please call Morrow & Co., Inc. at (800) 662-5200.



                            PARTICIPANT INFORMATION



     In addition to Healthdyne Technologies, other participants in any proxy solicitation by Healthdyne Technologies in connection with its 1997 annual meeting may include the following directors and executive officers of Healthdyne
Technologies: Parker H. Petit, Chairman of the Board; Craig B. Reynolds, President, Chief Executive Officer and Director; J. Terry Dewberry, Director; Alexander H. Lorch, Director; J. Leland Strange, Director; James J. Wellman, M.D., Director; J. Paul Yokubinas, Director; Robert M. Johnson, Senior Vice President -- Business Development; John L. Miclot, Senior Vice
President -- Sales and Marketing; Robert E. Tucker, Senior Vice
President -- Operations; M. Wayne Boylston, Vice President -- Finance, Chief Financial Officer and Treasurer; Leslie R. Jones, Vice President, General Counsel and Secretary; and Jeffrey A. North, Corporate Controller. The above-referenced individuals beneficially own an aggregate of 1,593,092 shares of Healthdyne Technologies' common stock (including shares underlying vested options). Healthdyne Technologies has retained Morrow & Co., Inc. to act as information agent and proxy solicitor in connection with the Invacare offer for customary fees. Although Cowen & Company ("Cowen"), which is acting as financial advisor to Healthdyne Technologies in connection with the Invacare offer, does not admit that it or any of its directors, officers, employees or affiliates is a "participant," as defined in Schedule 14A promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or that such Schedule 14A requires the disclosure of certain information concerning them, the following employees of Cowen may assist Healthdyne Technologies in such a solicitation: Robert D. Valdez (Managing Director) and Ned Brown (Managing Director). Cowen will receive customary financial advisor fees, reimbursement and indemnification from Healthdyne Technologies in connection with the Invacare offer. Cowen will not receive any additional fee for or in connection with assisting in any solicitation of proxies. Cowen engages in a full range of investment banking, research, sales, trading, market-making, brokerage, asset management and correspondent clearing services for institutional and individual clients. In the ordinary course of its business, Cowen maintains customary arrangements and effects transactions in the securities of Healthdyne Technologies for the accounts of its customers. As a result of its engagement by Healthdyne Technologies, Cowen has restricted its proprietary trading in the securities of Healthdyne Technologies (although it may still execute trades for customers on an unsolicited agency basis).


                                        2